Exhibit 10.24

ALLISON TRANSMISSION HOLDINGS, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment (this “Amendment”) to that certain Stock Option Agreement (the “Agreement”) by and between Allison Transmission Holdings, Inc. (the “Company”) and the individual to whom this Amendment is delivered (the “Optionee”) is effective as of December 21, 2012. All Capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to such terms in the Agreement.

WHEREAS, the Company previously granted the Optionee a stock option under the Company’s Equity Incentive Plan (the “Plan”) to purchase shares of the Company’s Common Stock (“Common Stock”) pursuant to the Agreement (the “Option”).

WHEREAS, the Option is subject to expiration provisions as set forth in the Agreement;

WHEREAS, the Administrator has deemed it advisable and in the best interests of the Company to adjust such expiration terms of the Option as set forth herein;

WHEREAS, the Committee has the right to amend the Option without the consent of the Optionee under Section 3.5 of the Agreement, provided that the amendment does not materially alter or impair any rights or obligations under the Option;

WHEREAS, the Administrator has determined that this Amendment does not materially alter or impair any rights or obligations under the Option and desires to amend the Agreement as set forth herein.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. The Amendment. Section 2.6(a) of the Agreement is deleted and replaced in its entirety with the following:

(a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The Final Expiration Date;

(ii) Except for such longer period of time as the Administrator may otherwise approve, in the event of a Termination of Service for any reason other than Cause, death, Disability or Retirement ninety (90) days following the date of the Optionee’s Termination of Service;

(iii) Except as the Administrator may otherwise approve, the date of the Optionee’s Termination of Service for Cause; or

(iv) Except for such longer period of time as the Administrator may otherwise approve, twelve (12) months following the Optionee’s Termination of Service by reason of the Optionee’s death or Disability; or

(v) Except for such longer period of time as the Administrator may otherwise approve, thirty-six (36) months following the Optionee’s Retirement, where “Retirement” means, for purposes of this Agreement, Optionee’s voluntary Termination of Service after attaining age 65.

2. Full Force and Effect. Except as expressly set forth in this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law.

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